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Exhibit 10.46

EXCLUSIVE MANUFACTURING AGREEMENT

        This Exclusive Manufacturing Agreement ("Agreement") is effective November 29, 2006 ("Effective Date"), by and between Forte Automation Systems, Inc. ("FORTE"), an Illinois corporation, and Accuray Incorporated ("ACCURAY"), a California corporation.

RECITALS

A.
Each of FORTE and ACCURAY have developed technology relating to the design, apparatus, and method for a Robocouch Manipulator (the "Manipulator" or sometimes "Unit" or, when more than one, "Units"), the specifications for which are attached hereto as Exhibit A (the "Specifications").

B.
ACCURAY desires to contract with FORTE for FORTE to be the exclusive third party (but not as to Accuray) manufacturer of the Manipulator in accordance with the Specifications.

C.
FORTE desires to be the exclusive third-party manufacturer of the Manipulator in consideration for the payments and other obligations of ACCURAY contained herein.

D.
ACCURAY is willing to grant certain rights to ACCURAY's patent and trademarks (ACCURAY Intellectual Property listed in Exhibit B), in connection with the Manipulator, to FORTE.

AGREEMENT

        In consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, FORTE and ACCURAY agree as follows:

1.
Incorporation of Recitals.    The recitals set forth above are incorporated herein by reference.

2.
Purchase Order.    This Agreement will enable ACCURAY to purchase Manipulators from FORTE under the terms of this Agreement by issuance of a written purchase order. Unless the parties otherwise agree in writing, the terms and conditions of this Agreement will control and take precedence over any other conflicting term in any purchase order.

3.
Term.    The term of this Agreement shall be for a period of five (5) years beginning on the Effective Date ("Term"). The Term shall automatically renew for additional one (1) year periods, unless either party has given notice to the other not less than ninety (90) days prior to the end of the Term (or any extended Term) that they do not desire to extend the Term.

4.     Accuray Commitments

  4.1
  Exclusivity.    During the Term of this Agreement, ACCURAY shall utilize FORTE as the exclusive, except as to Accuray: (a) manufacturer of the Manipulator; and (b) the manufacturer of replacement parts or repair services for the Manipulator supplied by FORTE. However, nothing in this Section 4.1 shall limit ACCURAY from manufacturing the Manipulator on its own. After the first [*] Units shipped by Forte, Accuray and Forte agree to a price reduction to cost plus (x)%, with a price not to exceed $[*] for the six axis robotic arm and the Kuka robot controller (currently $[*]) wherein such percentage shall be negotiated in good faith based upon the then current cost of goods, determined within 30 days of the shipment date of the [*] Unit and reviewed and adjusted on an annual basis thereafter for the remainder of the Term. A similar cost reduction shall also apply to all other components for the Manipulator.

[*]  Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [*]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

  4.2
  Commitment to Order.    If ACCURAY terminates this Agreement for any reason other than material default by FORTE, then ACCURAY shall pay FORTE, within fourteen (14) business days of such termination, 100% of the price (as defined in Section 7 below) for each Manipulator ordered by ACCURAY, plus $[*] per Unit for each Unit not ordered by ACCURAY up to [*] Units. If ACCURAY fails to order at least [*] Units during the initial five year contract Term of this Agreement, then ACCURAY shall pay FORTE, within fourteen (14) business calendar days of the expiration of the initial 5 year contract Term, 100% of the price (as defined in Section 7 below) for each Manipulator ordered by ACCURAY, plus $[*] per Unit for Units not ordered by ACCURAY for up to [*] Units. To the extent that ACCURAY timely pays FORTE for Units manufactured by ACCURAY in accordance with Section 4.3, ACCURAY shall not be required to pay the $[*] per Unit required by this section.

  4.3
  Notwithstanding anything contained herein to the contrary, ACCURAY and FORTE agree that ACCURAY may, during the Term hereof, manufacture Unit(s) on the following terms:

  (a)
  provided that ACCURAY has not ordered the [*] required Units of Section 4.2 above, then for each Unit manufactured by ACCURAY, ACCURAY shall pay FORTE $[*] within fourteen (14) business days of the first to occur of the following: (i) the date on which the Unit is shipped; or (ii) the date on which ACCURAY enters it into ACCURAY's inventory. For each Unit ACCURAY makes a payment under this Section 4.3, then a corresponding number of Units subsequently delivered by FORTE that fulfill the [*] Units will then have a price reduction of $[*] per Unit, such price reduction to be included on the back end of the [*] Units.

  (b)
  ACCURAY shall keep accurate records and books with respect to the Unit(s) it manufactures during the exclusive Term, showing in sufficient detail all facts necessary for the determination of compliance with this paragraph. FORTE shall have the right, during the Term of this Agreement and for a period of one (1) year thereafter, but no more frequently than once each calendar year, to have such records and books examined at FORTE's expense by an independent public accountant appointed by FORTE. No information gained by such audit may or shall be disclosed to FORTE or any third party by any accountant at any time, other than required to verify whether ACCURAY has complied with the provisions under this paragraph.

5.
Forecasting.    ACCURAY will supply FORTE, on a monthly basis, a rolling twelve (12) month forecast of its projected requirements for the Manipulator. Quantities listed in any such forecast are estimates made as an accommodation made for planning purposes and do not constitute a firm commitment by ACCURAY.

6.
Orders and Preferential Supply.

(a)
The Manipulators are delivered to ACCURAY F.O.B. Rockford. The lead time for orders shall be at least nineteen (19) weeks from the date the order is received by FORTE. FORTE's standard Terms, Conditions, and Warranty apply to all purchase orders for Manipulators issued after the date hereof, a copy of which is attached hereto as Exhibit C. Notwithstanding the foregoing, the terms and conditions provided in this Agreement supersede any conflicting terms of FORTE's standard Terms, Conditions, and Warranty.

(b)
FORTE agrees to meet its obligations to ACCURAY before any other contracting entity for the Manipulator by committing [*]% of all available supply to ACCURAY's orders, provided that ACCURAY has submitted a purchase order in accordance with the terms and conditions of this Agreement.

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

7.
Price and Payment Terms.    ACCURAY shall pay FORTE for each Manipulator based on the Price List attached as Exhibit D, and on the following terms: [*] due with the purchase order; [*], net 30, upon FORTE's notice to ACCURAY of completion of a Manipulator; and [*], net 30, from the date of shipment of the Manipulator. The price may be subject to reasonable changes based on quantity discounting, due to inflationary changes, or due to design changes.

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

8.
Product Liability Insurance.    Each party shall maintain in full force and effect product liability insurance for the Manipulator in a form satisfactory to the other in amounts of at least $[*]. Each party shall provide the other Certificates of Insurance upon written request. All insurance policies required under this section will be written as a standard form (or ISO equivalent) and shall contain no unusual or extraordinary exclusions.

9.
Representations and Warranties.

(a)
Each party represents and warrants to the other that:

(1)
It has the right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

(2)
As of the Effective Date of this Agreement, it has not received notice of any claim that any technology related to the Manipulator infringes a patent or misappropriates a trade secret of any third party.

(3)
Any changes in the design of the Manipulator by either party shall be subject to the written approval of the other, which may not be unreasonably withheld;

(b)
FORTE represents and warrants as follows:

(1)
FORTE shall maintain manufacturing capability to fill orders for each Manipulator;

(2)
FORTE will meet ACCURAY's quality system requirements as listed in Exhibit G, and including performance of the Manipulator Acceptance Test Procedure described in Exhibit H, prior to shipment of the Units to ACCURAY, and upon reasonable advanced written notice, to be subject to on-site quality audits by ACCURAY personnel during the term of this Agreement;

(3)
FORTE will to be ISO 9001-2000 certified by July 1, 2007 and will maintain such certification for the duration of this Agreement;

(4)
Its manufacturing processes for the Manipulator are not represented in any FORTE intellectual property rights for manufacturing the Manipulator. If it is found that FORTE's manufacturing processes for the Manipulator do amount to intellectual property rights, FORTE grants to ACCURAY a royalty-free non-sublicensable license to use FORTE's intellectual property rights; and

(5)
FORTE provides the following product warranties:

(i)
the Manipulator will be free from defects in material and workmanship, and will operate in accordance with the Specifications for a minimum of one (1) year from the date of installation at an ACCURAY customer site;

(ii)
the Manipulator, except for traditionally outsourced components, will be manufactured, processed, and assembled by FORTE;

(iii)
the Manipulator will conform to the Specifications;

(iv)
the Manipulator will be new, except as otherwise agreed to in writing by authorized representatives of the Parties; and

(v)
the Manipulator will be free and clear of all liens, encumbrances, restrictions and other claims against title or ownership.

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.
Non-Warranty Issues.    Support for non-warranty issues requested by ACCURAY will be billed to ACCURAY at FORTE's service rates as of the date of the service provided, including reasonable travel-related expenses, net 30 from date of invoice.

11.
Indemnification

(a)
ACCURAY will indemnify, defend and hold FORTE harmless, including reasonable costs and attorney's fees, from and against any claims, loss, damage, causes of action, suits, and liabilities of every kind (including reasonable attorney's fees and expenses incurred in the defense or settlement of any claim or suit or for the payment of any judgment) for injuries to or death of any person, and damages to and destruction of property by whomsoever owned if and only to the extent caused by ACCURAY's design or manufacture of the Manipulator, claim or charge of infringement, contributory infringement, or inducement or infringement arising from any combination by ACCURAY of the Manipulator with any other apparatus, to a proportional level that such claim is based upon the combination.

(b)
FORTE will indemnify ACCURAY and hold ACCURAY harmless from and against any and all claims, loss, damage, causes of action, suits, and liabilities of every kind (including reasonable attorney's fees and expenses incurred in the defense or settlement of any claim or suit or for the payment of any judgment) for injuries to or death of any person, and damages to and destruction of property by whomsoever owned if and only to the extent caused by failure of the Manipulator manufactured by FORTE to meet the Specifications. FORTE's indemnification obligations hereunder will be reduced to a proportional level of fault if the Manipulator, after it left the control of FORTE, was:

(i)
modified (except for incorporation into the ACCURAY Products);

(ii)
changed;

(iii)
altered;

(iv)
misused;

(v)
abused; or

(vi)
not serviced or maintained properly

12.
LIMITATION OF LIABILITY AND DAMAGES.    NOTWITHSTANDING ANYTHING ELSE CONTAINED IN THIS AGREEMENT TO THE CONTRARY, UNDER NO CIRCUMSTANCE WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY PUNITIVE, OR EXEMPLARY DAMAGES ARISING OUT OF THE PERFORMANCE OF THIS AGREEMENT OR IN FURTHERANCE OF THE PROVISIONS OR OBJECTIVES OF THIS AGREEMENT REGARDLESS OF WHETHER SUCH DAMAGES WERE FORESEEABLE, WHETHER BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY.

13.
Intellectual Property, Technology and Patent Rights.

(a)
ACCURAY has granted FORTE, on even date herewith, a license pursuant to the terms of the Patent and Trademark License Agreement (the "License Agreement") dated November 29, 2006;

(b)
Except as to ProCure Treatment Centers, Inc., or a substitute thereof in the medical device area, FORTE agrees that during the term of this Agreement, it will not enter into discussions, develop, manufacture, or sell the Manipulator or any system which has at least 5 axes (including rotation and translation motion) for the purpose of patient positioning in the medical field; and

  (c)
  Notwithstanding anything to the contrary in Section 13(e), if FORTE is approached with potential new business regarding the Manipulator, FORTE agrees to bring any such potential new business related to the Manipulator to ACCURAY's attention. If ACCURAY secures additional orders for the Manipulator, based on FORTE's business leads, ACCURAY will increase the exclusivity provisions with FORTE, thereby using FORTE as the supplier for such new business.

14.
Reporting of Safety Problems.    Each party agrees to provide the other with a written communication of all suspected safety problems which may exist with regard to the Manipulator within twenty-four (24) hours of discovery and to assist one another in implementation of any safety changes deemed necessary as a result thereof. The parties further agree that such changes may result in reasonable changes to the pricing.

15.
Production Records.    Each party will maintain production records for each Manipulator for a period of ten (10) years from the date of delivery by FORTE of each Manipulator.

16.
Compliance with Laws.    Each party agrees to comply with all federal, state, local and foreign laws, rules and regulations applicable to its performance of its obligations under this Agreement. ACCURAY agrees that it will obtain all required approvals (including ownership of the 510(k) and the CE mark for the product) and will otherwise comply with all applicable federal, state and local laws and regulations in making, selling, leasing or otherwise distributing products containing a Manipulator, including, without limitation: (a) the export regulations of the United States applicable to any export of goods; and (b) the regulations or requirements of the FDA and/or other similar bodies in the United States or countries outside of the United States to which ACCURAY may export its goods.

17.
Change in Function or Form.    ACCURAY will promptly advise FORTE of any change in design, function or form of the Manipulator or the products as to which the Manipulator will be integrated and will promptly provide FORTE with any risk analysis it performs or has performed. FORTE reserves the right to terminate this Agreement upon fourteen (14) business days written notice to ACCURAY in the event FORTE deems any such changes materially adverse as to pricing or materially risk adverse.

18.
Title and Risk of Loss.    Title to a Manipulator will pass from FORTE to ACCURAY upon FORTE's receipt of 100% of the purchase price for the product. Risk of loss or damage for a Manipulator will pass from FORTE to ACCURAY F.O.B. FORTE.

19.
Document Delivery.    FORTE will deliver to ACCURAY all documentation ("Design Package") for the Manipulator as listed in Exhibit E, including but not limited to user and technical manuals, design documentation, service manuals, and other documentation within thirty (30) days of ACCURAY's request, in English and in an electronically reproducible format.

20.
Change Control.    FORTE will not make any significant changes to design manufacturability, parts, or suppliers of significant parts (as determined solely by ACCURAY) without the prior written approval from ACCURAY, which may not be unreasonably withheld. Such changes must also comply with ACCURAY's Engineering Change Order ("ECO") process and must be delivered to ACCURAY within thirty (30) days of ACCURAY's approval.

21.
Confidentiality.

(a)
The parties have executed a Mutual Confidentiality Agreement ("Confidentiality Agreement"), dated on even date herewith, a copy of which is attached (Exhibit F) and incorporated by reference herein. The terms and conditions of the Confidentiality Agreement are binding to this Agreement.

  (b)
  With the exception of Section 13(b) of this Agreement, this Agreement and all information contained herein (and Exhibits attached hereto) constitutes "Confidential Information."

22.
Assignment.    Neither party may assign this Agreement without the other party's prior written consent (which may not be unreasonably withheld), except that a party may assign this Agreement, without the other party's consent, to a successor or acquirer that is not a competitor of the other party, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of a party's assets or the sale of that portion of a party's business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties' permitted successors and assigns.

23.
Surviving Provisions.    Notwithstanding the expiration or early termination of this Agreement, the provisions of Sections 4.2, 4.3, 7, 8, 9, 11, 12, 14, 15, 16, 21, 22, 23, and 25 will each survive in accordance with their terms.

24.
Default.    A party under this Agreement shall be in default of its obligations hereunder in the event it fails to fulfill a material obligation of this Agreement ("Material Breach") which failure continues for a period of fourteen (14) business days from the date of written notice provided by the non-breaching party (the "Cure Period"), such notice to delineate the breach. As used herein, a Material Breach shall be deemed to include, but not be limited to, any one of the following:

(a)
failure by FORTE for two (2) consecutive three (3) month periods to meet delivery dates at least ninety percent (90%) of the time (a delivery shall be deemed untimely in the event one (1) or more Manipulators are delivered more than one (1) week early or one (1) week late);

(b)
failure by FORTE to deliver goods within fourteen (14) business days of the due date for delivery of Manipulators, where FORTE has failed to provide within seven (7) days of the failure to so deliver, a plan to cure such failure to deliver with such cure to have been completed within thirty (30) days of the original delivery date;

(c)
failure by ACCURAY to pay in accordance with the terms of this Agreement or failure by ACCURAY to pay in accordance with the terms of FORTE's invoices for the fourteen (14) Units previously ordered by ACCURAY;

(d)
failure by FORTE to be ISO 9001-2000 certified by July 1, 2007 and maintain such certification for the duration of this Agreement;

(e)
failure by ACCURAY to abide by the exclusivity provision of Section 4.1;

(f)
failure by FORTE to meet ACCURAY's quality system requirements as listed in Exhibit G, including performance of the Acceptance Test Procedure as described in Exhibit H, prior to shipment of the Units to ACCURAY;

(g)
failure by ACCURAY to abide by the provisions of Section 4.3; and

(h)
In the event of a Material Breach, in addition to all other rights and remedies available under the law to the non-breaching party, the non-breaching party may terminate this Agreement after the Cure Period, which termination shall be effective immediately upon the date of written notice to the breaching party.

25.
Miscellaneous provisions.

(a)
All notices required hereunder shall be in writing and shall be sent by U.S. mail (first class) or nationally-recognized courier service (e.g., Federal Express), with all postage or delivery charges prepaid, or may be sent via facsimile, subject to confirmation via U.S. mail or nationally-recognized courier service, and shall be addressed to the parties at their addresses set forth below or to such other address(es) as may be furnished by written notice in the manner set forth herein. Notices shall be deemed to have been served when delivered or, if delivery is not performed as a result of the addressee's fault, when tendered.

Notices to FORTE:	Notices to ACCURAY:
Toby Henderson Forte Automation Systems, Inc. 8155 Burden Road Machesney Park, IL 61115	Accuray Incorporated Attn: Chief Operating Officer 1310 Chesapeake Terrace Sunnyvale, CA 94089
With Copy To:	With Copy To:
Jamie S. Cassel, Esq. Reno & Zahm LLP 2902 McFarland Road, Suite 400 Rockford, IL 61107	General Counsel
  (b)
  This Agreement shall not be construed as creating an agency, partnership or any other form of legal association between the parties other than as expressly set forth herein. Neither party shall have any right or authority to assume or create any obligation of any kind or to make any representation or warranty on behalf of the other party, whether express or implied, or to bind the other party in any respect whatsoever.

  (c)
  Except for the obligation to pay money, neither party shall be liable to the other party for any failure or delay in performance caused by any acts of God or other natural disasters or by other reasons beyond such party's reasonable control.

  (d)
  Any litigation relating to or concerning this Agreement shall be brought only in the federal court sitting in Chicago, Illinois, and in no other place. FORTE and ACCURAY hereby consent to the jurisdiction of such court or courts and agree to appear in any such action upon written notice thereof.

  (e)
  If either party commences any action or proceeding against the other party to enforce this Agreement or any of its rights hereunder, the prevailing party in such action or proceeding shall be entitled to recover from the other party the reasonable attorneys' fees and related costs and expenses incurred by such prevailing party in connection with such action or proceeding and in connection with enforcing any judgment or order thereby obtained.

  (f)
  No failure or delay by either party in exercising any right, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy. No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party against whom such waiver is sought to be enforced.

  (g)
  No amendment to or modification of this Agreement (or any provision hereof) is determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

  (h)
  In the event that any provision of this Agreement (or any portion hereof) is determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such provision (or part thereof) shall be enforced to the extent possible consistent with the stated intention of the parties, or, if incapable of such enforcement, shall be deemed to be deleted from this Agreement, while the remainder of this Agreement shall continue in full force and remain in effect according to its stated terms and conditions.

  (i)
  No provisions of this Agreement, whether express or implied, are intended or shall be construed to confer upon or give to any person or entity other than the specific parties hereto any rights, remedies or other benefits under this Agreement.

  (j)
  All amounts due under this Agreement are quoted and are to be paid in United States Dollars.

  (k)
  The section headings used in this Agreement are intended primarily for reference and shall not by themselves determine the construction or interpretation of this Agreement or any portion hereof.

  (l)
  This Agreement including all exhibits hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous correspondence, negotiations, agreements and understandings between the parties, and any representations and warranties, both oral and written. The exhibits may be updated or new exhibits may be added to this Agreement upon the written agreement by authorized representatives of the parties.

  (m)
  This Agreement shall be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either of the parties.

  (n)
  As of the date of this Agreement, the parties agree that there is no Material Breach that would qualify as a default under Section 24 above.

[Signature Page to Follow]

REMAINDER OF PAGE LEFT BLANK INTENTIONALLY

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Accuray Incorporated		Forte Automation Systems, Inc.
By:	/s/ Chris A. Raanes	By:	/s/ Toby Henderson
Name:	Chris A. Raanes	Name:	Toby Henderson
Title:	SVP, Chief Operating Officer	Title:	President
Date:	11/29/06	Date:	11/29/06

Exhibit A
Specifications

[*]

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit B
Accuray Intellectual Property

Patent

        United States Patent Application Serial No. [*] entitled, "[*]," filed [*].

Trademarks

ACCURAY™
ROBOCOUCH™
ACCURAY LOGO

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C
FORTE Standard Terms, Conditions, and Warranty

FORTE AUTOMATION SYSTEMS, INC. ("FORTE")
Terms, Conditions & Warranty

1.
Applicable Terms.    Any order resulting from this proposal will be subject to the written acknowledgement of Forte.

2.
Taxes.    Any taxes or additional costs, due to the federal, state or municipal legislation, to which the prices in this proposal are subject, will be paid by the Purchaser.

3.
Duration.    The price set forth in the proposal is valid for 60 days.

4.
Delivery.    Forte will make every reasonable effort to meet the delivery period set forth on the proposal. Delivery period proposed is an estimate based on conditions on the date of the proposal and is subject to review and change per Forte's acknowledgement. All reference to the delivery assumes the period to start on the date of Forte's acknowledgement of the Purchaser's formal written order, and all deliveries are contingent upon the timely performance of the Purchaser in providing component parts/part samples, prints, and approvals as may be requested by Forte. Delivery shall be F.O.B. Forte's plant, Rockford, Illinois. Purchaser is deemed to have agreed to extend delivery date if delay is result of Purchaser's failure to provide in timely fashion component parts/part samples, prints, and approvals as may be requested by Forte. Credit is subject to approval.

5.
Delays.    Forte shall not be liable for any loss or damage for delay or non-delivery due to acts of civil or military authority, acts of the buyer, or by reason of "Force Majeure," which shall be deemed to mean all other causes not reasonably in the control of Forte, including but not limited to acts of God, war, strikes, labor disturbances, delays of carriers, inability to secure materials, labor or manufacturing facilities. Any delay resulting from such causes shall extent corresponding shipping dates accordingly.

6.
Warranties and Remedies.    Goods are warranted, to the original purchaser for use, to be free of defects in material and workmanship within such tolerances as may be customary in the industry for a period of one year from the date of shipment. Forte, at its option, will repair or replace, or refund the purchase price of any machine or part which fails within the warranty period and is found upon examination by Forte to be defective in material or workmanship, or both. This warranty does not cover failures attributable to improper use or maintenance, exceeding rated capacity, alteration, accident, normal wear of moving parts, or damages caused by shipment. Computer software, accessories, controls, hydraulics, and other components not manufactured by Forte are excluded from this warranty. For services on such parts, refer to applicable manufacturer's warranty. Purchaser must give written notice to Forte at the address shown below of any warranty claim within thirty days after failure, and if so instructed, return to Fore the parts to be replaced or repaired, with all transportation charges prepaid by Purchaser. Replacement parts will be invoiced to Purchaser, with credit issued for parts covered by this warranty and freight thereon. Removal and reinstallation of replacement parts shall be at Purchaser's expense. Support for non-warranty issues will be paid by Purchaser at Forte's service rates as of the date service is provided, including reasonable travel-related expenses.

  THERE IS NO OTHER EXPRESS WARRANTY. ANY AND ALL IMPLIED WARRANTIES, INCLUDING MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE, ARE HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED BY FORTE. INCIDENTAL AND CONSEQUENTIAL DAMAGES ARE EXPRESSLY EXCLUDED FROM THE REMEDIES AVAILABLE TO PURCHASER, AND THE REMEDIES PROVIDED IN THIS WARRANTY SHALL BE EXCLUSIVE.

7.
Damages.    Forte shall not be liable under any circumstances for consequential damages arising in whole or in part from any breach by Forte, AND ALL SUCH CONSEQUENTIAL DAMAGES ARE HEREBY SPECIFICALLY DISCLAIMED AND EXCLUDED BY FORTE.

8.
Security Interest.    Until paid in full for the purchase price, Forte retains a security interest in all goods delivered to Purchaser, and the products and proceeds thereof, for the purpose of securing payment of any and all indebtedness of Purchaser to Forte arising out of the sale of the goods noted hereon, together with all costs and expenses in connection therewith, including, but not limited to, expenses of retaking, preserving, repairing, maintaining, preparing for sale, and selling said collateral as well as reasonable attorney's fees, court costs, and other legal expenses.

9.
Attorney's Fees.    Forte shall be awarded its costs and attorney's fees incurred in connection with enforcing its rights and remedies as to and against the Purchaser.

10.
Patent and Copyright Infringement Indemnification.    Forte shall indemnify, defend, and hold Purchaser harmless (including attorneys' fees) from any claim that the product delivered hereunder is infringing on any valid copyright or patent, provided that Purchaser gives Forte timely written notice of such claim. Forte shall not be responsible for any compromise made in connection with such a claim without its consent. In the event of a final judgment which prohibits Purchaser's continued use of any product by reason of infringement, or if at any time Forte is of the opinion that any product is likely to become the cause of action for infringement, Forte may, at its sole discretion and expense, obtain the rights to continued use of such product, replace or modify such product so that the product is no longer infringing, or remove the product involved and refund to Purchaser the price thereof as depreciated or amortized over a five (5) year life. In no event shall Forte's liability to Purchaser under this section exceed the amount paid by Purchaser to Forte for any allegedly infringing product. Purchaser shall indemnify, defend, and hold Forte harmless from any loss, cost, or expense (including attorneys' fees) arising: (1) in connection with any claim that the product is infringing on a copyright or patent because of the way the product was modified, altered, or combined with any equipment, device, or software not supplied by Forte or because the product was used in a manner for which the same was not designed; or because the goods manufactured were done so in accordance with Purchaser's specifications (or modified in any way by Purchaser); (2) and also from any product liability claims based on alleged defects in Purchaser's design or modification.

11.
Special Manufactured Goods.    Purchaser shall hold harmless and defend Forte against all loss, damage, and expense (including attorneys' fees) arising from any patent or other property right infringement claims on goods manufactured in accordance with Purchaser's specifications and from any product liability claims based on alleged defects in Purchaser's design.

12.
Trade Uses, Governing Laws.    All trade uses and customs of Forte's industry shall apply to this sale and shall constitute part of the agreement between Forte and Purchaser to the extent not inconsistent herewith. Except as modified herein, the Illinois Uniform Commercial Code shall govern this transaction. Typographical and clerical errors are subject to correction.

13.
Modification.    No additions, modifications, or changes of the foregoing terms by Purchaser in connection with any order relating hereto shall be binding upon Forte unless specifically agreed to by Forte in writing.

Forte Automation Systems, Inc.
8155 Burden Road
Machesney Park, Illinois 61115
815/633-2300
815/633-7131 FAX

Exhibit D
Price List for the Manipulator

PART NUMBER	DESCRIPTION	PRICE
6777-100	Robocouch Manipulator Including: — Six Axis Robotic Arm — Kuka Series 2000 Robot Controller Less Power Supply	$	[*]
XXXX-XXX	Install Accuray Supplied Electrical Modules	$	[*]
XXXX-XXX	FAB & Install Limit Brackets for Wrist Axis	$	[*]
XXXX-XXX	Install Touch Sensors — (Components Provided by Accuray)	$	[*]
6777-500	7th Axis Assembly	$	[*]
6777-800	Shipping Cart	$	[*]

        Prices are F.O.B. Rockford, IL and do not include sales tax or crating for international shipment.

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

ACCURAY
QUANTITY DISCOUNT SCHEDULE

        Discounts are based on quantities shipped and paid in full between January 1, and December 31, of a given calendar year.

        Discounted amounts from the previous calendar year will be rebated or applied to balances due within 30 days of year-end.

DISCOUNTS ARE AS FOLLOWS:

Qty.	Percent
[*] Units	[*]	%
[*] Units	[*]	%
[*] Units	[*]	%
[*] Units	[*]	%
[*] Units	[*]	%

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E
Design Package for Manipulator

[*]

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F
Mutual Confidentiality Agreement

(see attached)

[ACCURAY LOGO]

Exhibit F

MUTUAL CONFIDENTIALITY AGREEMENT

        This confidentiality agreement ("Agreement") is made as of November 29, 2006 ("Effective Date") by and between Accuray Incorporated, a California corporation having a principal place of business at Sunnyvale, California ("Accuray") and Forte Automation Systems,  Inc., with its principal place of business at Machesney Park, Illinois ("Interested Party").

RECITALS

A.
In the course of dealings between the Accuray and Interested Party, each party may have access to or have disclosed to it information which is of a confidential nature as that term is later defined in this Agreement.

B.
Accuray and Interested Party each desire to establish and set forth their individual obligations with respect to the other's Confidential Information (as defined herein). The party furnishing the Confidential Information shall be the "Disclosing Party" and the party receiving the Confidential Information shall be the "Receiving Party."

C.
Purpose.    The purpose of this Agreement to is govern the discussions and activities of Accuray and Interested Party under the Exclusive Manufacturing Agreement effective November 29, 2006 and the Patent and Trademark Licensing Agreement effective November 29, 2006.

AGREEMENT

        In consideration of the foregoing, Accuray and Interested Party mutually agree as follows:

1.
"Confidential Information" as used in this Agreement shall mean any and all technical and non-technical information including patent, copyright, trade secret, and proprietary information, techniques, sketches, drawings, models, inventions, know-how, processes, apparatus, equipment, algorithms, software programs, software source documents, preclinical or clinical data, records, databases, formulations, clinical protocols, and formulae related to the current, future and proposed products and services of each of the parties, and includes, without limitation, their respective information concerning research, experimental work, development, design details and specification, engineering, financial information, procurement requirements, purchasing, manufacturing, customer lists and information, business forecasts, sales and merchandising, and marketing plans and information.

2.
All Confidential Information disclosed by one party to another party under this Agreement shall ultimately be in writing and bear a legend "Proprietary," "Confidential" or words of similar import. Accordingly, all Confidential Information disclosed by a party in any manner other than writing shall be preceded by an oral statement indicating that the information is proprietary or confidential, and shall be followed by transmittal of a written summary of the information provided to the Receiving Party with identification as "Confidential Information" and sent to the Receiving Party within thirty (30) days of disclosure. Notwithstanding the foregoing, Confidential Information shall also include information disclosed orally or in any tangible or intangible form, whether or not identified or marked as "Confidential" or confirmed in a written summary by the Disclosing Party, if the Receiving Party knows or reasonably should know that the information relates to and is with the scope of Confidential Information.

3.
Each of the parties agrees that it will not make use of, disseminate, or in any way circulate within its own organization any Confidential Information of the other party which is supplied to or obtained by it in writing, orally or by observation, except to the extent necessary for negotiations, discussions, and consultations with personnel or authorized representatives of the other party, and any purpose the other party to whom such information is confidential may hereafter authorize in writing.

4.
Each of the parties agrees that it shall disclose Confidential Information of the other party only to those of its officers, employees, consultants, counsel, independent contractors, and agents (collectively "Representatives") who need to know such information in contemplation of or in furtherance of the business relationship between the parties and have been instructed not to disclose the Confidential Information. Each of the parties certifies that its Representatives have previously agreed, either as a condition to employment or in order to obtain the Confidential Information, to be bound by the terms and conditions substantially similar to those of this Agreement. Each of the parties shall be responsible for any violation of this Agreement by its Representatives and shall use reasonable efforts to restrain its Representatives (including Representatives who, subsequent to the Effective Date of this Agreement, become former Representatives) from unauthorized use or disclosure of Confidential Information.

5.
Each of the parties agrees that it shall treat all Confidential Information of the other party with the same degree of care as it accords to its own Confidential Information, and each of the parties represents that it exercises at least reasonable care to protect its own Confidential Information.

6.
Each of the parties further agrees that it shall not publish, copy or disclose any Confidential Information of the other party to any third party and that it shall use best efforts to prevent inadvertent disclosure of such Confidential Information to any third party.

7.
Each party's obligations under Paragraphs 2, 3, 4, 5 and 6 with respect to any portion of the other party's Confidential Information shall terminate six (6) years from the date of disclosure of such Confidential Information or at such earlier time when the Receiving Party seeking to avoid its obligations under such paragraphs can document that such Confidential Information:

(a)
was in the public domain at the time it was communicated to the Receiving Party by the Disclosing Party;

(b)
entered the public domain prior or subsequent to the time it was communicated to the Receiving Party by the Disclosing Party through no fault of the Receiving Party;

(c)
was rightfully in the Receiving Party's possession in writing free of any obligation of confidence at the time it was communicated to the Receiving Party by the Disclosing Party;

(d)
was rightfully communicated to the Receiving Party free of any obligation of confidence prior or subsequent to the time it was communicated to the Receiving Party by the Disclosing Party;

(e)
can be reasonably demonstrated to have been known to or hereafter developed by employees or agents of the Receiving Party independently of and without reference to any Confidential Information communicated to the Receiving Party by the Disclosing Party;

(f)
is disclosed to Receiving Party by a third party who, to the best of Receiving Party's knowledge, is lawfully in possession of the same and has to right to make such disclosure;

(g)
was communicated by the Disclosing Party to an unaffiliated third party free of any obligation of confidence; or

(h)
must be disclosed in response to a valid order by a court or other governmental body, must be disclosed otherwise as required by law, or must be disclosed as necessary to establish the rights of either party under this Agreement.

8.
In the event that Receiving Party is required in response to a valid order by a court or other governmental body or is required otherwise by law to disclose any of the Confidential Information, Receiving Party shall provide the Disclosing Party with advance written notice of any such requirement (to the extent practicable) and shall provide reasonable assistance to Disclosing Party if Disclosing Party desires to seek a protective order or other appropriate remedy. If, in the absence of a protective order or other remedy, Receiving Party is nonetheless legally compelled to disclose Confidential Information, Receiving Party may, without liability hereunder, disclose that portion of the Confidential Information which Receiving Party is legally required to disclose.

9.
All materials (including, without limitation, documents, drawing, models, apparatus, sketches, designs and lists) furnished to one party by the other, and which are designated in writing to be the property of such party, shall remain the property of such party. All Confidential Information and all copies thereof will be returned to the Disclosing Party promptly following its request therefor, or, at Disclosing Party's election, destroyed (in which instance an authorized officer of Receiving Party shall certify to Disclosing Party that such destruction has been completed). Notwithstanding the foregoing, Receiving Party shall be entitled, solely for dispute resolution purposes, to retain one copy of the Confidential Information, including any embodiments. Any such retained copy shall continue to be governed by the terms and conditions of this Agreement notwithstanding any termination of this Agreement.

10.
Neither party shall communicate any information to the other in violation of the proprietary rights of any third party.

11.
Neither party shall export, re-export, or otherwise transmit, directly or indirectly, any product, sample, information, technical data, or other materials acquired from the other pursuant to this Agreement to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other government approval without first obtaining such license or approval. This Paragraph shall survive any termination of this Agreement.

12.
Since unauthorized disclosure of Confidential Information will diminish the value to the parties of the proprietary interests that are the subject of this Agreement, if either party breaches any of its obligations hereunder, the other shall be entitled to equitable relief to protect its interests therein, including but not limited to injunctive relief, as well as money damages. Receiving Party shall immediately advise Disclosing Party of any discovered breach of this Agreement by Receiving Party or its Representatives and shall reasonably cooperate, at Receiving Party's expense, with Disclosing Party in retrieving the disclosed Confidential Information and restricting any continuing breach.

13.
This Agreement shall govern all communications between the parties that are made during the period from the Effective Date of this Agreement to the date on which either party receives from the other written notice that subsequent communications shall not be so governed, provided, however, that each party's obligations under Paragraphs 2, 3, 4, 5, and 6 with respect to Confidential Information of the other party which it has previously received shall continue until terminated pursuant to Paragraph 7 or 8.

14.
Neither party may assign this Agreement without the other party's prior written consent, except that Accuray may assign this Agreement, without Interested Party's consent, to an affiliate or to a successor or acquirer that is not a competitor of Interested Party, as the case may be, in connection with a merger or acquisition, or the sale of all or substantially all of Accuray's assets or the sale of that portion of Accuray's business to which this Agreement relates. Subject to the foregoing, this Agreement will bind and inure to the benefit of the parties' permitted successors and assigns.

15.
Neither party acquires any intellectual property rights under this Agreement. This Agreement imposes no obligation on either party to purchase, sell, license, transfer or otherwise dispose of any technology, services, or products. This Agreement does not create any agency or partnership relationship. The Disclosing Party warrants that it has the right to make the disclosures under this Agreement. No other warranties are made by either party under this agreement. Any information exchanged under this agreement is provided "as is."

16.
This Agreement shall be construed in accordance with the laws of the State of Illinois, without giving effect to principles of choice of law or conflict of laws. Any action brought to enforce the provisions hereof shall be brought in the United States Federal District Court sitting in Chicago, Illinois.

17.
This Agreement may not be amended except in writing and signed by all parties hereto.

18.
Any notice required to be given under this Agreement shall be deemed received upon personal delivery (including delivery by commercial courier) or three (3) days after mailing if sent by registered or certified mail, to the addresses of the parties set forth below, or to such other address as either of the parties shall have furnished to the other in writing.

19.
In the event of invalidity of any provision of this Agreement, the parties agree that such invalidity shall not affect the validity of the remaining portions of this Agreement, and further agree to substitute for the invalid provision a valid provision which most closely approximates the intent and economic effect of the invalid provisions.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above. By signing below the individuals represent that they possess the authority to sign on behalf of and bind the party for which they are signing.

Accuray Incorporated		Forte Automation Systems, Inc.
By:	/s/ Toby Henderson	By:	/s/ Chris A. Raanes
Name:	Toby Henderson	Name:	Chris A. Raanes
Title:	President	Title:	COO
Date:	11/29/06	Date:	11/29/06

Exhibit G
ACCURAY Quality Systems Requirements

1.
FORTE will build to the Specifications (Exhibit A);

2.
FORTE will inspect the systems to be sure they meet the Specifications and correct for any deviations;

3.
FORTE will perform the Acceptance Test Procedure (Exhibit H) and correct for any failures; and

4.
FORTE will not make any changes to the Specifications or Acceptance Test Procedure without prior written approval from ACCURAY.

Exhibit H
Manipulator Acceptance Test Procedure

[*]

[*]  Certain information on this page has been redacted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

QuickLinks

EXCLUSIVE MANUFACTURING AGREEMENT
RECITALS
AGREEMENT
Exhibit A Specifications
Exhibit B Accuray Intellectual Property
Exhibit C FORTE Standard Terms, Conditions, and Warranty
FORTE AUTOMATION SYSTEMS, INC. ("FORTE") Terms, Conditions & Warranty
Exhibit D Price List for the Manipulator
ACCURAY QUANTITY DISCOUNT SCHEDULE
Exhibit E Design Package for Manipulator
Exhibit F Mutual Confidentiality Agreement
[ACCURAY LOGO] Exhibit F MUTUAL CONFIDENTIALITY AGREEMENT
RECITALS
AGREEMENT
Exhibit G ACCURAY Quality Systems Requirements
Exhibit H Manipulator Acceptance Test Procedure